                                                                 Rule 424(b)(2)
                                                              File No. 33-61859


Pricing Supplement No. 9
Dated December 15, 1995
(To Prospectus dated August 31, 1995)

                         Washington Natural Gas Company
                         ------------------------------

                      Secured Medium-Term Notes, Series C
                           Due at Varying Maturities

Principal Amount:                   $3,000,000

Issue Price:                        100%

Original Issue Date:                December 20, 1995

Maturity Date:                      December 21, 2009

Interest Rate:                      6.61%

Agents' Discount or Commission:     0.625%

Form:          X   Book Entry                    Certificated
             -----                         -----

Redemption:    X   The Notes cannot be redeemed prior to maturity.
             -----

                   The Notes may be redeemed prior to maturity.
             -----

Initial Redemption Date:  N/A

The Redemption Price shall initially be N/A % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by N/A % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Additional terms:

The aggregate principal amount of this offering is $3,000,000 and relates only to this Pricing Supplement No. 9. Secured Medium-Term Notes, Series C may be issued by the Company in the aggregate principal amount of up to $150,000,000. To date, including this offering, an aggregate of $78,000,000 Secured Medium-Term Notes, Series C, has been issued.

                                                                 Rule 424(b)(2)
                                                              File No. 33-61859


Pricing Supplement No. 10
Dated December 15, 1995
(To Prospectus dated August 31, 1995)

                         Washington Natural Gas Company
                         ------------------------------

                      Secured Medium-Term Notes, Series C
                           Due at Varying Maturities

Principal Amount:                   $5,000,000

Issue Price:                        100%

Original Issue Date:                December 20, 1995

Maturity Date:                      December 22, 2009

Interest Rate:                      6.62%

Agents' Discount or Commission:     0.625%

Form:          X   Book Entry                    Certificated
             -----                         -----

Redemption:    X   The Notes cannot be redeemed prior to maturity.
             -----

                   The Notes may be redeemed prior to maturity.
             -----

Initial Redemption Date:  N/A

The Redemption Price shall initially be N/A % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by N/A % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Additional terms:

The aggregate principal amount of this offering is $5,000,000 and relates only to this Pricing Supplement No. 10. Secured Medium-Term Notes, Series C may be issued by the Company in the aggregate principal amount of up to $150,000,000. To date, including this offering, an aggregate of $83,000,000 Secured Medium-Term Notes, Series C, has been issued.

                                                                 Rule 424(b)(2)
                                                              File No. 33-61859


Pricing Supplement No. 11
Dated December 15, 1995
(To Prospectus dated August 31, 1995)

                         Washington Natural Gas Company
                         ------------------------------

                      Secured Medium-Term Notes, Series C
                           Due at Varying Maturities

Principal Amount:                   $15,000,000

Issue Price:                        100%

Original Issue Date:                December 20, 1995

Maturity Date:                      December 19, 2025

Interest Rate:                      7.15%

Agents' Discount or Commission:     0.75%

Form:          X   Book Entry                    Certificated
             -----                         -----

Redemption:    X   The Notes cannot be redeemed prior to maturity.
             -----

                   The Notes may be redeemed prior to maturity.
             -----

Initial Redemption Date:  N/A

The Redemption Price shall initially be N/A % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by N/A % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Additional terms:

The aggregate principal amount of this offering is $5,000,000 and relates only to this Pricing Supplement No. 11. Secured Medium-Term Notes, Series C may be issued by the Company in the aggregate principal amount of up to $150,000,000. To date, including this offering, an aggregate of $98,000,000 Secured Medium-Term Notes, Series C, has been issued.